Exhibit 99.1

NEWS RELEASE

For Immediate Release
January 23, 2012

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces 2011 Earnings

Charleston, West Virginia – City Holding Company, “the Company” (NASDAQ:CHCO), a $2.8 billion bank holding company headquartered in Charleston, today announced financial results for the year ended December 31, 2011. The Company’s earnings increased $1.7 million from the year ended December 31, 2010 to $40.7 million while loans and deposits continued to grow as evidenced by a $108 million (5.8%) increase in the Company’s loan portfolio from December 31, 2010 and an $87 million (7.2%) increase in its average non-time deposits from 2010 to 2011.

The Company reported net income per diluted share for 2011 of $2.67 compared to $2.47 per diluted share 2010.  Net income for 2011 was $40.7 million compared to $39.0 million for 2010.  For 2011, the Company achieved a return on assets of 1.51%, a return on tangible equity of 15.7%, a net interest margin of 3.89%, and an efficiency ratio of 55.9%.

For the fourth quarter of 2011 the Company reported net income of $9.7 million, or $0.65 per diluted share compared to $9.9 million, or $0.64 per diluted share for the fourth quarter of 2010.  For the fourth quarter of 2011, the Company achieved a return on assets of 1.43%, a return on tangible equity of 14.9%, a net interest margin of 3.90%, and an efficiency ratio of 51.2%.

City’s CEO Charles Hageboeck stated that, “Although City and the financial industry in general faced many challenges during the year including a sustained low interest rate environment, an unsettled economy, and regulatory changes on how service fees are collected, City was able to improve our financial results from 2010 and continues to compare very favorably to our peers.  Our net interest income decreased only $2.2 million from 2010 despite the impact of lower interest income from our interest rate floors ($3.4 million) and lower interest income from our previously securitized loans ($0.9 million).  We were able to partially offset these losses by increasing our loan balances $108 million from December 31, 2010, along with solid growth in non-time deposits.  As a result of our loan growth, our net interest income grew in the fourth quarter of 2011 as compared to the fourth quarter of 2010, and our net interest margin remained relatively stable at 3.90% in the fourth quarter of 2011 compared to 3.92% in the fourth quarter of 2010.  While we are particularly pleased with our commercial loan growth in the fourth quarter of 2011, we expect this growth to level off during through the first quarter of 2012.”

“Our asset quality remains strong with stable and relatively low levels of past due loans.  Non-performing loans were down at December 31, 2011 as compared to the prior quarter. The Company experienced elevated losses on commercial real estate loans in the fourth quarter of 2011 as compared to prior quarters primarily due to the charge-off associated with one particular loan, which was previously considered and reserved for in our allowance for loan losses.  Provision expense is somewhat higher, due in part, to the significant loan growth experienced in the fourth quarter.”

 “As anticipated, our service fee revenues declined from 2010 due to compliance with Regulation E, less consumer spending, and the implementation of “real time” authorization of all electronic transactions during the second quarter of 2010. Additionally in anticipation of further guidance from our primary regulator, the Company ceased processing check transactions in high to low order during the fourth quarter of 2011. This decrease in service charge revenues of $1.9 million, or 4.7%, from 2010 was partially offset by stronger trust and investment management fee income (12.3% increase over 2010) and insurance commissions (8.3% increase over 2010).  The Company also experienced less credit-related net investment impairment losses in 2011 ($4.8 million decline over 2010).”

“Expenses were up $2.4 million in 2011 as compared to 2010. During 2011, the Company expensed $3.0 million associated with a class action lawsuit pertaining to processing order for overdrafts associated with electronic presentments.  FDIC insurance expense decreased $1.2 million as a result of a change in FDIC assessment methodology which favored strongly core funded banks such as City. Overall, the Company remained very disciplined about managing its expenses.”

“City announced in November 2011 the execution of a definitive agreement to acquire Virginia Savings Bancorp, Inc. of Front Royal, Virginia. The proposed merger is expected to close in the first half of 2012; however it is subject to all required regulatory approvals, and satisfaction of various covenants, representations, and warranties.  This transaction would expand City’s presence from the Eastern Panhandle of West Virginia into northwestern Virginia.”

 “We also announced in December 2011 an increase in our quarterly dividend to 35 cents per share.  2011 was a successful year for City in many respects and we look forward to maintaining our status as one of the most profitable and well capitalized publicly traded banks in the U.S.”

Net Interest Income

The Company’s tax equivalent net interest income decreased $2.2 million, or 2.3%, from $95.3 million in 2010 to $93.1 million in 2011. This decline is due to a decrease in interest income associated with the gain from the sale of interest rate floors as well as a decrease in interest income from the Company’s previously securitized loans (PSLs).  During the year ended December 31, 2011, the Company recognized $1.1 million of interest income compared to $4.5 million of interest income recognized in the year ended December 31, 2010 from the interest rate floors.  During the year ended December 31, 2011, the Company recognized $3.1 million of interest income compared to $4.0 million of interest income recognized in the year ended December 31, 2010 from the PSLs.  These decreases were partially offset by the decrease in interest expense exceeding the decline in interest income for the year ended December 31, 2011 by $1.7 million and the receipt of $0.4 million of previously deferred interest income from a trust preferred security.  The decline in interest expense is largely due to the average interest rate paid on interest-bearing liabilities declining from 1.41% for the year ended December 31, 2010 to 1.05% for the year ended December 31, 2011 and an increase of $79 million in the average balance of loans for the year ended December 31, 2011 compared to the year ended December 31, 2010.  The Company’s reported net interest margin decreased from 4.06% for the year ended December 31, 2010 to 3.89% for the year ended December 31, 2011.

The Company’s tax equivalent net interest income decreased $0.3 million, or 1.4%, from $23.8 million during the third quarter of 2011 to $23.5 million during the fourth quarter of 2011.  This decrease is primarily attributable to the receipt during the third quarter of $0.4 million of taxable security interest income from the call of a trust preferred security that had previously deferred interest payments.  As a result of this decrease, the Company’s reported net interest margin decreased from 3.93% in the third quarter of 2011 to 3.90% in the fourth quarter of 2011.

Credit Quality

The Company’s ratio of non-performing assets to total loans and other real estate owned decreased from 1.60% at September 30, 2011 to 1.52% at December 31, 2011.  Past due loans increased from $10.6 million at September 30, 2011 to $13.3 million or 0.67% of total loans outstanding at December 31, 2011.  At December 31, 2011, past due residential real estate loans were $5.4 million or 0.84% of residential real estate loans outstanding; past due home equity loans were $2.2 million or 0.52% of home equity loans outstanding; and past due commercial real estate loans were $3.4 million or 0.47% of commercial real estate loans outstanding.

At December 31, 2011, the Allowance for Loan Losses (“ALLL”) was $19.4 million or 0.98% of total loans outstanding and 88% of non-performing loans compared to $19.8 million or 1.03% of loans outstanding and 87% of non-performing loans at September 30, 2011, and $18.2 million or 0.98% of loans outstanding and 156% of non-performing loans at December 31, 2010.

As a result of the Company’s quarterly analysis of the adequacy of the ALLL, the Company recorded a provision for loan losses of $2.2 million in the fourth quarter of 2011 and $4.6 million for the year ended December 31, 2011 compared to $2.3 million and $7.1 million of the comparable periods in 2010. During the fourth quarter of 2011 the Company’s loan portfolio increased $47.3 million from the third quarter of 2011 which resulted in a $0.4 million addition to the ALLL.  The provision for loan losses recorded during 2011 reflects difficulties encountered by certain commercial borrowers of the Company during the year, the downgrade of their related credits and management’s assessment of the impact of these difficulties on the ultimate collectability of the loans. In addition, the Company received life insurance proceeds as the beneficiary of a life insurance policy carried by one of the Company’s commercial borrowers during the third quarter of 2011.  The Company had previously placed several loans to this customer on non-accrual status and recorded charge-offs related to these credits.  The life insurance proceeds satisfied the customer’s remaining outstanding balances and also enabled the Company to recover $1.9 million of the previously recorded charge-offs.  Changes in the amount of the provision and related allowance are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

Investment Securities Gains/(Losses)

During 2011, the Company realized investment gains of $3.1 million from the sale of U.S. government agencies, mortgage backed securities and certain single issuer trust preferred securities with remaining book values of $6.0 million, $232.8 million and $66.1 million, respectively.  In addition, the Company received full repayment in 2011 on its investment in a single issuer bank trust preferred security, along with accrued interest that had previously been deferred, that the Company had previously recognized a credit-related net impairment charge of $0.6 million during 2010.  As a result of this repayment, the Company recognized an investment gain of $0.6 million in 2011.

These gains were partially offset by $1.3 million of credit-related net investment impairment losses that were recorded by the Company in 2011, including $0.9 million in the fourth quarter.  The charges deemed to be other than temporary were related to pooled bank trust preferreds ($0.4 million credit-related net impairment losses for the full year) with remaining book value of $3.4 million at December 31, 2011 and community bank and bank holding company equity positions ($0.9 million credit-related net impairment losses in the fourth quarter and $0.9 million for the full year) with remaining book value of $3.9 million at December 31, 2011.  The credit-related net impairment charges related to the pooled bank trust preferred securities are based on the Company’s quarterly reviews of its investment securities for indications of losses considered to be other than temporary.  Based on management’s assessment of the securities the Company owns, the seniority position of the securities within the pools, the level of defaults and deferred payments within the pools, and a review of the financial strength of the banks within the respective pools, management concluded that credit-related impairment charges of $0.4 million on the pooled bank trust preferred securities were appropriate for the year ended December 31, 2011.  During the year ended December 31, 2011, the Company also recognized $0.9 million of credit-related impairment charges on the Company’s equity positions in First National Corporation of Strasburg, Virginia ($0.6 million) and Eagle Financial Services, Inc. of Berrysville, Virginia ($0.3 million) due to the length of time and the extent to which the market values of these securities have been below the Company’s cost basis in these positions.

Non-interest Income

Exclusive of net investment securities gains and losses, non-interest income decreased $1.2 million to $52.4 million for the year ended December 31, 2011 as compared to $53.6 million for the year ended December 31, 2010.  Service charges from depository accounts decreased $1.9 million, or 4.7%, to $38.1 million for the year ended December 31, 2011 due to the changes from complying with Regulation E, a general decline in consumer spending, and implementation of “real time” authorization of all electronic transactions in the second quarter of 2010.  Additionally in anticipation of further guidance from its primary regulator, the Company ceased processing check transactions in high to low order during the fourth quarter of 2011.  This decrease was partially offset by an increase in insurance commission revenues of $0.5 million, or 8.3%, from $5.5 million for the year ended December 31, 2010 to $6.0 million for the year ended December 31, 2011 and an increase in trust and investment management fee income of $0.3 million to $3.1 million for the year ended December 31, 2011.

Exclusive of other than temporary investment impairment losses and investment losses, total non-interest income decreased $0.1 million to $13.0 million for the fourth quarter of 2011 as compared to the fourth quarter of 2010.  A decrease in service charges from depository accounts of $0.3 million was essentially offset by an increase in trust and investment management fee income of $0.2 million.

Non-interest Expenses

Non-interest expenses increased $2.4 million from $78.7 million for the year ended December 31, 2010 to $81.1 million for the year ended December 31, 2011 due to increased legal and professional fees ($3.2 million) and salaries and employee benefits ($2.5 million).  Based on the Company’s routine review of facts and circumstances related to pending litigation, the Company recorded a $3.0 million litigation reserve accrual during the second quarter of 2011.  These increases were partially offset by declines in advertising expense, repossessed asset losses, and FDIC insurance expense.  Advertising expenses declined $1.7 million as the Company increased its communications with its customer base in 2010 regarding the passage of Regulation E, while repossessed asset losses decreased $1.2 million due to the write down of a foreclosed property located in the eastern panhandle of West Virginia in 2010.  In addition, FDIC insurance expense decreased $1.2 million due to a change in the assessment base methodology.

Total non-interest expenses increased $0.3 million, from $18.4 million for the fourth quarter of 2010 to $18.7 million for the fourth quarter of 2011.  Salaries and employee benefit expense increased $1.4 million, primarily associated with increases in accruals for incentive compensation.  In addition, other expenses increased $0.5 million from the fourth quarter of 2010.  These increases were partially offset by decreases in FDIC insurance expense ($0.7 million), advertising expense ($0.5 million), and repossessed asset losses ($0.2 million).

Balance Sheet Trends

Loans have increased $108 million (5.8%), from December 31, 2010, to $1.97 billion at December 31, 2011, due to increases in commercial real estate loans of $70.4 million (11%), residential real estate loans of $28.2 million (5%), and home equity loans of $16.8 million (4%).

Total average depository balances decreased $12.3 million, or 0.6%, from the quarter ended September 30, 2011 to the quarter ended December 31, 2011.  This decrease was primarily the result of a decrease in time deposits ($26.9 million) that was partially offset by increases in savings deposits ($6.1 million), interest-bearing demand deposits ($4.7 million) and noninterest-bearing deposits ($3.7 million). As compared to the quarter ended December 31, 2010, total non-time deposit average balances have increased $103.4 million, or 8.5%, from the quarter ended December 31, 2011.

Income Tax Expense

The Company’s effective income tax rate for the quarter and year ended December 31, 2011 was 33.2% and 33.6%, respectively, compared to 29.8% and 32.1% for the quarter and year ended December 31, 2010, respectively.

Capitalization and Liquidity

One of the Company’s strengths is that it is highly profitable while maintaining strong liquidity and capital.  With respect to liquidity, the Company’s loan to deposit ratio was 88.8% and the loan to asset ratio was 71.0% at December 31, 2011.  The Company maintained investment securities totaling 14.3% of assets as of this date.  Further, the Company’s deposit mix is weighted heavily toward checking and saving accounts that fund 48.1% of assets at December 31, 2011.  Time deposits fund 31.9% of assets at December 31, 2011, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company is also strongly capitalized. The Company’s tangible equity ratio was 9.4% at December 31, 2011 compared to 10.0% at December 31, 2010.  At December 31, 2011, City National Bank’s Leverage Ratio is 9.32%, its Tier I Capital ratio is 12.03%, and its Total Risk-Based Capital ratio is 12.99%.  These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On December 14, 2011, the Board approved a quarterly cash dividend of 35 cents per share payable January 31, 2012, to shareholders of record as of January 13, 2012.  During the year ended December 31, 2011, the Company repurchased 755,501 common shares at a weighted average price of $31.49.  On July 27, 2011, the Company announced that the Board of Directors authorized the Company to buy back up to 1,000,000 shares of its common shares (approximately 7% of outstanding shares) in open market transactions at prices that are accretive to the earnings per share of continuing shareholders.  No time limit was placed on the duration of the share repurchase program.  As part of this authorization, the Company rescinded the previous share repurchase program plan approved in October 2009.  At December 31, 2011, the Company could repurchase approximately 692,000 shares under the current plan.

City Holding Company is the parent company of City National Bank of West Virginia.  City National operates 68 branches across West Virginia, Eastern Kentucky and Southern Ohio.

On November 14, 2011, the Company announced that it had executed a definitive agreement to acquire Virginia Savings Bancorp, Inc. of Front Royal, Virginia and its principal banking subsidiary, Virginia Savings Bank.  The proposed merger is expected to close in the first half of 2012; however it is subject to all required regulatory approvals, and satisfaction of various covenants, representations, and warranties.  This transaction would expand City’s presence from the Eastern Panhandle of West Virginia into northwestern Virginia.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may incur increased charge-offs in the future; (3) the Company could have adverse legal actions of a material nature; (4) the Company may face competitive loss of customers; (5) the Company may be unable to manage its expense levels; (6) the Company may have difficulty retaining key employees; (7) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (8) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (9) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company’s operating results; (10) the Company may experience difficulties growing loan and deposit balances; (11) the current economic environment poses significant challenges for us and could adversely affect our  financial condition and results of operations; (12) continued deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments; and (13) the effects of the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) recently adopted by the United States Congress. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.  Further, the Company is required to evaluate subsequent events through the filing of its December 31, 2011 Form 10-K.  The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2011 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended December 31,		Percent
	2011	2010	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$23,440	$23,202	1.03%
Net Income available to common shareholders	9,652	9,908	(2.58)%
Earnings per Basic Share	0.65	0.64	1.88%
Earnings per Diluted Share	0.65	0.64	1.85%

Key Ratios (percent):
Return on Average Assets	1.43%	1.49%	(4.30)%
Return on Average Tangible Equity	14.93%	14.99%	(0.43)%
Net Interest Margin	3.90%	3.92%	(0.49)%
Efficiency Ratio	51.24%	50.69%	1.07%
Average Shareholders' Equity to Average Assets	11.65%	12.09%	(3.65)%

Consolidated Risk Based Capital Ratios (a):
Tier I	13.12%	13.88%	(5.48)%
Total	14.07%	14.81%	(5.00)%

Tangible Equity to Tangible Assets	9.37%	10.01%	(6.37)%

Common Stock Data:
Cash Dividends Declared per Share	$0.35	$0.34	2.94%
Book Value per Share	21.05	20.31	3.65%
Tangible Book Value per Share	17.25	16.66	3.55%
Market Value per Share:
High	35.10	38.03	(7.70)%
Low	26.06	30.37	(14.19)%
End of Period	33.89	36.23	(6.46)%

Price/Earnings Ratio (b)	13.04	14.20	(8.19)%

	Twelve Months Ended December 31,		Percent
	2011	2010	Change

Earnings ($000s, except per share data):
Net Interest Income (FTE)	$93,044	$95,277	(2.34)%
Net Income available to common shareholders	40,678	38,960	4.41%
Earnings per Basic Share	2.68	2.48	7.98%
Earnings per Diluted Share	2.67	2.47	7.88%

Key Ratios (percent):
Return on Average Assets	1.51%	1.47%	2.58%
Return on Average Tangible Equity	15.66%	15.02%	4.26%
Net Interest Margin	3.89%	4.06%	(4.11)%
Efficiency Ratio	55.87%	52.93%	5.54%
Average Shareholders' Equity to Average Assets	11.70%	11.91%	(1.71)%

Common Stock Data:
Cash Dividends Declared per Share	$1.37	$1.36	0.74%
Market Value per Share:
High	37.22	38.03	(2.13)%
Low	26.06	26.87	(3.01)%

Price/Earnings Ratio (b)	12.63	14.59	(13.37)%

(a) December 31, 2011 risk-based capital ratios are estimated
(b) December 31, 2011 price/earnings ratio computed based on annualized fourth quarter 2011 earnings

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Book Value and Market Price Range per Share
					Market Price
	Book Value per Share				Range per Share
	March 31	June 30	September 30	December 31	Low	High

2007	$17.62	$17.40	$17.68	$18.14	$31.16	$41.54
2008	18.92	18.72	17.61	17.58	29.08	42.88
2009	17.69	18.24	18.95	19.37	20.88	34.34
2010	19.71	20.02	20.31	20.31	26.87	38.03
2011	20.39	20.58	20.86	21.05	26.06	37.22

Earnings per Basic Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2007	$0.76	$0.72	$0.76	$0.78	$3.02
2008	0.81	0.83	(0.16)	0.26	1.74
2009	0.69	0.64	0.66	0.70	2.69
2010	0.59	0.68	0.58	0.64	2.48
2011	0.62	0.65	0.77	0.65	2.68

Earnings per Diluted Share

	Quarter Ended
	March 31	June 30	September 30	December 31	Year-to-Date

2007	$0.76	$0.72	$0.76	$0.78	$3.01
2008	0.80	0.83	(0.16)	0.26	1.74
2009	0.69	0.64	0.66	0.70	2.68
2010	0.58	0.68	0.58	0.64	2.47
2011	0.62	0.64	0.76	0.65	2.67

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended December 31,
	2011	2010

Interest Income
Interest and fees on loans	$22,998	$24,124
Interest on investment securities:
Taxable	4,036	4,647
Tax-exempt	398	454
Interest on federal funds sold	9	16
Total Interest Income	27,441	29,241

Interest Expense
Interest on deposits	3,965	6,042
Interest on short-term borrowings	86	79
Interest on long-term debt	165	162
Total Interest Expense	4,216	6,283
Net Interest Income	23,225	22,958
Provision for loan losses	2,229	2,343
Net Interest Income After Provision for Loan Losses	20,996	20,615

Non-Interest Income
Total investment securities impairment losses	(918)	(1,932)
Noncredit impairment losses recognized in other comprehensive income	-	713
Net investment securities impairment losses	(918)	(1,219)
Gains (losses) on sale of investment securities	1	(1)
Net investment securities (losses)	(917)	(1,220)

Service charges	9,360	9,624
Insurance commissions	1,433	1,503
Trust and investment management fee income	925	720
Bank owned life insurance	728	751
Other income	599	527
Total Non-Interest Income	12,128	11,905

Non-Interest Expense
Salaries and employee benefits	10,320	8,930
Occupancy and equipment	1,929	1,861
Depreciation	1,100	1,138
FDIC insurance expense	300	958
Advertising	153	647
Bankcard expenses	566	548
Postage, delivery, and statement mailings	484	548
Office supplies	429	457
Legal and professional fees	366	502
Telecommunications	388	428
Repossessed asset (gains)/losses, net of expenses	(27)	196
Other expenses	2,677	2,187
Total Non-Interest Expense	18,685	18,400
Income Before Income Taxes	14,439	14,120
Income tax expense	4,787	4,212
Net Income Available to Common Shareholders	$9,652	$9,908

Distributed earnings allocated to common shareholders	$5,136	$5,239

Undistributed earnings allocated to common shareholders	4,446	4,610

Net earnings allocated to common shareholders	$9,582	$9,849

Average common shares outstanding	14,743	15,439

Effect of dilutive securities:
Employee stock options	71	69

Shares for diluted earnings per share	14,814	15,508

Basic earnings per common share	$0.65	$0.64
Diluted earnings per common share	$0.65	$0.64

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Twelve months ended December 31,
	2011	2010

Interest Income
Interest and fees on loans	$93,414	$99,456
Interest on investment securities:
Taxable	17,729	20,594
Tax-exempt	1,697	1,837
Interest on federal funds sold	48	29
Total Interest Income	112,888	121,916

Interest Expense
Interest on deposits	19,794	26,608
Interest on short-term borrowings	325	362
Interest on long-term debt	639	658
Total Interest Expense	20,758	27,628
Net Interest Income	92,130	94,288
Provision for loan losses	4,600	7,093
Net Interest Income After Provision for Loan Losses	87,530	87,195

Non-Interest Income
Total investment securities impairment losses	(2,767)	(9,400)
Noncredit impairment losses recognized in other comprehensive income	1,494	3,336
Net investment securities impairment losses	(1,273)	(6,064)
Gains on sale of investment securities	3,756	1,397
Net investment securities gains (losses)	2,483	(4,667)

Service charges	38,109	40,002
Insurance commissions	5,946	5,490
Trust and investment management fee income	3,106	2,767
Bank owned life insurance	3,183	3,396
Other income	2,033	1,951
Total Non-Interest Income	54,860	48,939

Non-Interest Expense
Salaries and employee benefits	40,717	38,241
Occupancy and equipment	8,013	7,697
Depreciation	4,508	4,675
FDIC insurance expense	2,576	3,733
Advertising	2,007	3,692
Bankcard expenses	2,258	1,953
Postage, delivery, and statement mailings	2,099	2,371
Office supplies	1,911	1,931
Legal and professional fees	4,913	1,677
Telecommunications	1,605	1,732
Repossessed asset losses, net of expenses	272	1,453
Other expenses	10,262	9,566
Total Non-Interest Expense	81,141	78,721
Income Before Income Taxes	61,249	57,413
Income tax expense	20,571	18,453
Net Income Available to Common Shareholders	$40,678	$38,960

Distributed earnings allocated to common shareholders	$20,102	$20,956

Undistributed earnings allocated to common shareholders	20,280	17,767

Net earnings allocated to common shareholders	$40,382	$38,723

Average common shares outstanding	15,055	15,589

Effect of dilutive securities:
Employee stock options	75	62

Shares for diluted earnings per share	15,130	15,651

Basic earnings per common share	$2.68	$2.48
Diluted earnings per common share	$2.67	$2.47

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Changes in Stockholders' Equity
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2011	December 31, 2010

Balance at October 1	$309,892	$314,841

Net income	9,652	9,908
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(288)	(4,427)
Change in underfunded pension liability	(918)	(77)
Change in unrealized (loss) on interest rate floors	-	(491)
Cash dividends declared ($0.35/share) and ($0.34/share), respectively	(5,137)	(5,269)
Issuance of stock award shares, net	201	186
Exercise of 3,000 stock options	87	-
Exercise of 6,262 stock options	-	175
Excess tax benefits on stock compensation	7	15
Purchase of 80,000 common shares of treasury	(2,362)	-
Balance at December 31	$311,134	$314,861

	Twelve Months Ended
	December 31, 2011	December 31, 2010

Balance at January 1	$314,861	$308,902

Net income	40,678	38,960
Other comprehensive income:
Change in unrealized gain on securities available-for-sale	(196)	2,902
Change in unrealized (loss) on interest rate floors	(295)	(2,768)
Change in underfunded pension liability	(918)	(77)
Cash dividends declared ($1.37/share) and ($1.36/share), respectively	(20,532)	(21,222)
Issuance of stock award shares, net	1,066	830
Exercise of 9,576 stock options	254	-
Exercise of 7,962 stock options	-	221
Excess tax benefits on stock compensation	7	15
Purchase of 755,501 common shares of treasury	(23,791)	-
Purchase of 408,151 common shares of treasury	-	(12,902)
Balance at December 31	$311,134	$314,861

CITY HOLDING COMPANY AND SUBSIDIARIES
Condensed Consolidated Quarterly Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2011	2011	2011	2011	2010

Interest income	$27,441	$28,370	$28,323	$28,754	$29,241
Taxable equivalent adjustment	215	212	240	248	244
Interest income (FTE)	27,656	28,582	28,563	29,002	29,485
Interest expense	4,216	4,799	5,803	5,940	6,283
Net interest income	23,440	23,783	22,760	23,062	23,202
Provision for loan losses	2,229	-	1,286	1,086	2,343
Net interest income after provision for loan loasses	21,211	23,783	21,474	21,976	20,859

Noninterest income	12,128	13,531	16,537	12,662	11,905
Noninterest expense	18,685	19,688	22,912	19,858	18,400
Income before income taxes	14,654	17,626	15,099	14,780	14,364
Income tax expense	4,787	5,837	5,029	4,918	4,212
Taxable equivalent adjustment	215	212	240	248	244
Net income available to common shareholders	$9,652	$11,577	$9,830	$9,614	$9,908

Distributed earnings allocated to common shareholders	$5,136	$5,015	$5,092	$5,154	$5,239
Undistributed earnings allocated to common shareholders	4,446	6,479	4,669	4,392	4,610
Net earnings allocated to common shareholders	$9,582	$11,494	$9,761	$9,546	$9,849

Average common shares outstanding	14,743	15,003	15,120	15,380	15,439

Effect of dilutive securities:
Employee stock options	71	68	73	82	69

Shares for diluted earnings per share	14,814	15,071	15,193	15,462	15,508

Basic earnings per common share	$0.65	$0.77	$0.65	$0.62	$0.64
Diluted earnings per common share	0.65	0.76	0.64	0.62	0.64

Cash dividends declared per share	0.35	0.34	0.34	0.34	0.34

Net Interest Margin	3.90%	3.93%	3.78%	3.95%	3.92%

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-Interest Income and Non-Interest Expense
(Unaudited) ($ in 000s)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2011	2011	2011	2011	2010

Non-Interest Income:
Service charges	$9,360	$9,840	$9,855	$9,054	$9,624
Insurance commissions	1,433	1,388	1,504	1,621	1,503
Trust and investment management fee income	925	699	730	753	720
Bank owned life insurance	728	952	745	758	751
Other income	599	380	575	476	527
Subtotal	13,045	13,259	13,409	12,662	13,125
Total investment securities impairment losses	(918)	(1,849)	-	-	(1,932)
Noncredit impairment losses recognized in other
comprehensive income	-	1,494	-	-	713
Net investment securities impairment losses	(918)	(355)	-	-	(1,219)
Gain (loss) on sale of investment securities	1	627	3,128	-	(1)
Total Non-Interest Income	$12,128	$13,531	$16,537	$12,662	$11,905

Non-Interest Expense:
Salaries and employee benefits	$10,320	$10,302	$10,183	$9,912	$8,930
Occupancy and equipment	1,929	2,057	1,921	2,106	1,861
Depreciation	1,100	1,131	1,140	1,136	1,138
FDIC insurance expense	300	392	932	952	958
Advertising	153	546	628	680	647
Bankcard expenses	566	559	633	501	548
Postage, delivery and statement mailings	484	551	510	554	548
Office supplies	429	492	452	539	457
Legal and professional fees	366	567	3,511	469	502
Telecommunications	388	371	417	429	428
Repossessed asset (gains) losses, net of expenses	(27)	109	(7)	198	196
Other expenses	2,677	2,611	2,592	2,382	2,187
Total Non-Interest Expense	$18,685	$19,688	$22,912	$19,858	$18,400

Employees (Full Time Equivalent)	795	792	795	796	805
Branch Locations	68	68	68	68	68

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)
	December 31	December 31
	2011	2010
	(Unaudited)
Assets
Cash and due from banks	$140,873	$50,043
Interest-bearing deposits in depository institutions	5,526	5,336
Federal funds sold	-	11,000
Cash and cash equivalents	146,399	66,379

Investment securities available-for-sale, at fair value	360,783	417,167
Investment securities held-to-maturity, at amortized cost	23,458	23,865
Other securities	11,934	12,553
Total investment securities	396,175	453,585

Gross loans	1,973,103	1,865,000
Allowance for loan losses	(19,409)	(18,224)
Net loans	1,953,694	1,846,776

Bank owned life insurance	78,961	76,231
Premises and equipment, net	64,612	64,530
Accrued interest receivable	7,093	7,264
Net deferred tax assets	32,219	29,235
Intangible assets	56,164	56,573
Other assets	41,792	36,722
Total Assets	$2,777,109	$2,637,295

Liabilities
Deposits:
Noninterest-bearing	$369,025	$337,927
Interest-bearing:
Demand deposits	526,824	486,737
Savings deposits	439,823	397,042
Time deposits	885,596	949,669
Total deposits	2,221,268	2,171,375
Short-term borrowings
FHLB borrowings	-	375
Federal Funds purchased	75,000	-
Customer repurchase agreements	114,050	112,335
Long-term debt	16,495	16,495
Other liabilities	39,162	21,854
Total Liabilities	2,465,975	2,322,434

Stockholders' Equity
Preferred stock, par value $25 per share: 500,000 shares authorized; none issued	-	-
Common stock, par value $2.50 per share: 50,000,000 shares authorized;
18,499,282 shares issued at December 31, 2011 and December 31, 2010
less 3,717,993 and 2,994,501 shares in treasury, respectively	46,249	46,249
Capital surplus	103,335	103,057
Retained earnings	291,050	270,905
Cost of common stock in treasury	(125,593)	(102,853)
Accumulated other comprehensive loss:
Unrealized gain on securities available-for-sale	825	1,022
Unrealized gain on derivative instruments	-	295
Underfunded pension liability	(4,732)	(3,814)
Total Accumulated Other Comprehensive Loss	(3,907)	(2,497)
Total Stockholders' Equity	311,134	314,861
Total Liabilities and Stockholders' Equity	$2,777,109	$2,637,295

CITY HOLDING COMPANY AND SUBSIDIARIES
Investment Portfolio
(Unaudited) ($ in 000s)

	Original Cost	Credit-Related Net Investment Impairment Losses through December 31, 2011	Unrealized Gains (Losses)	Carrying Value

US Government Agencies	$5,868	$-	$174	$6,041
Mortgage Backed Securities	225,931	-	6,838	232,769
Municipal Bonds	55,262	-	1,539	56,802
Pooled Bank Trust Preferreds	27,080	(19,596)	(4,228)	3,256
Single Issuer Bank Trust Preferreds,
Subdebt of Financial Institutions, and
Bank Holding Company Preferred Stocks	83,991	(1,653)	(2,581)	79,757
Money Markets and Mutual Funds	1,724	-	39	1,763
Federal Reserve Bank and FHLB stock	11,934	-	-	11,934
Community Bank Equity Positions	10,366	(6,048)	(466)	3,852
Total Investments	$422,157	$(27,297)	$1,315	$396,175

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2011	2011	2011	2011	2010

Residential real estate (1)	$638,585	$630,679	$622,118	$615,635	$610,369
Home equity	433,000	427,471	420,752	415,719	416,172
Commercial and industrial	130,899	119,377	121,149	129,475	134,612
Commercial real estate (2)	732,146	708,558	693,959	668,710	661,758
Consumer	35,845	36,575	36,626	37,482	38,424
DDA overdrafts	2,628	2,924	2,415	1,970	2,876
Previously securitized loans	-	214	325	533	789
Gross Loans	$1,973,103	$1,925,798	$1,897,344	$1,869,524	$1,865,000

Construction loans included in:
(1) - Residential real estate loans	$9,287	$7,456	$6,879	$9,404	$7,891
(2) - Commercial real estate loans	$20,201	$23,915	$23,433	$24,328	$31,458

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended December 31,
		2011			2010
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate	$630,925	$7,258	4.56%	$602,002	$7,624	5.02%
Home equity (2)	429,208	4,785	4.42%	413,810	5,256	5.04%
Commercial, financial, and agriculture (3)	833,217	9,463	4.51%	769,158	9,579	4.94%
Installment loans to individuals (4)	47,515	805	6.72%	51,731	966	7.41%
Previously securitized loans	85	687	3206.59%	986	699	281.26%
Total loans	1,940,950	22,998	4.70%	1,837,687	24,124	5.21%
Securities:
Taxable	366,024	4,036	4.37%	421,648	4,647	4.37%
Tax-exempt (5)	42,968	613	5.66%	50,584	698	5.47%
Total securities	408,992	4,649	4.51%	472,232	5,345	4.49%
Deposits in depository institutions	7,183	-	-	5,134	-	-
Federal funds sold	25,714	9	0.14%	32,060	16	0.20%
Total interest-earning assets	2,382,839	27,656	4.60%	2,347,113	29,485	4.98%
Cash and due from banks	62,176			54,314
Bank premises and equipment	65,030			65,005
Other assets	212,106			206,879
Less: Allowance for loan losses	(19,777)			(18,680)
Total assets	$2,702,374			$2,654,631

Liabilities:
Interest-bearing demand deposits	501,570	184	0.15%	466,985	243	0.21%
Savings deposits	433,480	233	0.21%	392,438	224	0.23%
Time deposits	886,187	3,548	1.59%	959,249	5,575	2.31%
Short-term borrowings	130,154	86	0.26%	116,987	79	0.27%
Long-term debt	16,495	165	3.97%	16,737	162	3.84%
Total interest-bearing liabilities	1,967,886	4,216	0.85%	1,952,396	6,283	1.28%
Noninterest-bearing demand deposits	387,459			359,647
Other liabilities	32,134			21,547
Stockholders' equity	314,895			321,041
Total liabilities and
stockholders' equity	$2,702,374			$2,654,631
Net interest income		$23,440			$23,202
Net yield on earning assets			3.90%			3.92%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Interest income includes $0 and $533 from interest rate floors for the three months ended December 31, 2011 and December 31, 2010, respectively.
(3) Includes the Company’s commercial and industrial and commercial real estate loan categories. Interest income includes $0 and $264 from interest rate floors for the three months ended December 31, 2011 and December 31, 2010, respectively.

(4) Includes the Company’s consumer and DDA overdrafts loan categories.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Twelve Months Ended December 31,
		2011			2010
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate

Assets:
Loan portfolio (1):
Residential real estate	$618,976	$29,349	4.74%	$598,484	$31,218	5.22%
Home equity (2)	421,484	19,599	4.65%	405,539	21,263	5.24%
Commercial, financial, and agriculture (3)	812,401	37,955	4.67%	765,634	39,163	5.12%
Installment loans to individuals (4)	46,167	3,375	7.31%	49,724	3,796	7.63%
Previously securitized loans	360	3,136	871.11%	1,207	4,016	332.73%
Total loans	1,899,388	93,414	4.92%	1,820,588	99,456	5.46%
Securities:
Taxable	408,472	17,729	4.34%	458,398	20,594	4.49%
Tax-exempt (5)	46,041	2,611	5.67%	49,517	2,826	5.71%
Total securities	454,513	20,340	4.48%	507,915	23,420	4.61%
Deposits in depository institutions	7,655	-	-	5,249	-	-
Federal funds sold	29,928	48	0.16%	14,506	29	0.20%
Total interest-earning assets	2,391,484	113,802	4.76%	2,348,258	122,905	5.23%
Cash and due from banks	58,247			53,384
Bank premises and equipment	64,678			64,666
Other assets	206,724			207,454
Less: Allowance for loan losses	(19,413)			(19,265)
Total assets	$2,701,720			$2,654,497

Liabilities:
Interest-bearing demand deposits	493,433	895	0.18%	462,641	1,242	0.27%
Savings deposits	420,212	1,023	0.24%	389,385	1,016	0.26%
Time deposits	927,789	17,876	1.93%	983,310	24,350	2.48%
Short-term borrowings	123,569	325	0.26%	112,575	362	0.32%
Long-term debt	16,495	639	3.87%	16,876	658	3.90%
Total interest-bearing liabilities	1,981,498	20,758	1.05%	1,964,787	27,628	1.41%
Noninterest-bearing demand deposits	379,980			354,988
Other liabilities	24,081			18,692
Stockholders' equity	316,161			316,030
Total liabilities and
stockholders' equity	$2,701,720			$2,654,497
Net interest income		$93,044			$95,277
Net yield on earning assets			3.89%			4.06%

(1) For purposes of this table, non-accruing loans have been included in average balances and loan fees, which are immaterial, have been included in interest income.
(2) Interest income includes $632 and $2,494 from interest rate floors for the six months ended December 31, 2011 and December 31, 2010, respectively.
(3) Includes the Company’s commercial and industrial and commercial real estate loan categories. Interest income includes $488 and $1,999 from interest rate floors for the twelve months ended December 31, 2011 and December 31, 2010, respectively.

(4) Includes the Company’s consumer and DDA overdrafts loan categories.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 35%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Analysis of Risk-Based Capital
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2011 (a)	2011	2011	2011	2010

Tier I Capital:
Stockholders' equity	$311,134	$309,892	$310,379	$311,122	$314,861
Goodwill and other intangibles	(55,969)	(56,071)	(56,173)	(56,276)	(56,378)
Accumulated other comprehensive loss (income)	3,907	2,701	1,838	1,904	2,497
Qualifying trust preferred stock	16,000	16,000	16,000	16,000	16,000
Unrealized loss on AFS securities	(448)	(1,081)	(82)	(856)	(521)
Excess deferred tax assets	(5,897)	(5,435)	(4,462)	(4,174)	(2,904)
Total tier I capital	$268,727	$266,007	$267,500	$267,720	$273,555

Total Risk-Based Capital:
Tier I capital	$268,727	$266,007	$267,500	$267,720	$273,555
Qualifying allowance for loan losses	19,409	19,848	18,944	18,414	18,224
Total risk-based capital	$288,136	$285,855	$286,444	$286,134	$291,779

Net risk-weighted assets	$2,048,398	$2,013,294	$1,993,003	$1,977,395	$1,970,635

Ratios:
Average stockholders' equity to average assets	11.65%	11.67%	11.59%	11.91%	12.09%
Tangible capital ratio	9.37%	9.65%	9.56%	9.63%	10.01%
Risk-based capital ratios:
Tier I capital	13.12%	13.21%	13.42%	13.54%	13.88%
Total risk-based capital	14.07%	14.20%	14.37%	14.47%	14.81%
Leverage capital	10.18%	10.04%	10.07%	10.24%	10.54%

(a) December 31, 2011 risk-based capital ratios are estimated

CITY HOLDING COMPANY AND SUBSIDIARIES
Intangibles
(Unaudited) ($ in 000s)

	As of and for the Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2011	2011	2011	2011	2010

Intangibles, net	$56,164	$56,266	$56,368	$56,471	$56,573
Intangibles amortization expense	102	102	103	102	109

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Loan Loss Experience
(Unaudited) ($ in 000s)

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2011	2011	2011	2011	2010

Balance at beginning of period	$19,848	$18,944	$18,414	$18,224	$18,364

Charge-offs:
Commercial and industrial	247	200	-	75	25
Commercial real estate	1,650	141	166	34	149
Residential real estate	176	264	377	550	511
Home equity	475	209	168	237	312
Consumer	31	75	14	44	38
DDA overdrafts	394	492	392	434	1,867
Total charge-offs	2,973	1,381	1,117	1,374	2,902

Recoveries:
Commercial and industrial	15	2	3	3	5
Commercial real estate	-	1,954	26	2	24
Residential real estate	10	1	12	6	12
Home equity	1	1	4	1	15
Consumer	29	58	11	38	37
DDA overdrafts	250	269	305	428	326
Total recoveries	305	2,285	361	478	419

Net charge-offs	2,668	(904)	756	896	2,483
Provision for loan losses	2,229	-	1,286	1,086	2,343
Balance at end of period	$19,409	$19,848	$18,944	$18,414	$18,224

Loans outstanding	$1,973,103	$1,925,798	$1,897,344	$1,869,524	$1,865,000
Average loans outstanding	1,940,950	1,917,246	1,876,530	1,861,760	1,837,687
Allowance as a percent of loans outstanding	0.98%	1.03%	1.00%	0.98%	0.98%
Allowance as a percent of non-performing loans	87.76%	87.27%	81.08%	72.14%	156.39%
Net charge-offs (annualized) as a
percent of average loans outstanding	0.55%	(0.19)%	0.16%	0.19%	0.54%
Net charge-offs, excluding overdraft deposit accounts,
(annualized) as a percent of average loans outstanding	0.52%	(0.24)%	0.14%	0.19%	0.21%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Non-Performing Assets
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2011	2011	2011	2011	2010

Nonaccrual loans	$21,951	$22,423	$23,178	$25,166	$10,817
Accruing loans past due 90 days or more	166	320	188	358	782
Previously securitized loans past due 90 days or more	-	-	-	-	54
Total non-performing loans	22,117	22,743	23,366	25,524	11,653
Other real estate owned	7,948	8,273	7,999	7,241	9,316
Total non-performing assets	$30,065	$31,016	$31,365	$32,765	$20,969

Non-performing assets as a percent of loans and
other real estate owned	1.52%	1.60%	1.65%	1.75%	1.12%

CITY HOLDING COMPANY AND SUBSIDIARIES
Summary of Total Past Due Loans
(Unaudited) ($ in 000s)

	December 31	September 30	June 30	March 31	December 31
	2011	2011	2011	2011	2010

Residential real estate	$5,362	$4,569	$4,971	$3,293	$4,774
Home equity	2,246	2,425	2,299	2,260	2,276
Commercial and industrial	1,243	37	476	397	-
Commercial real estate	3,415	2,423	2,186	1,740	775
Consumer	138	112	185	75	147
Previously securitized loans	-	403	305	262	345
DDA overdrafts	909	614	279	231	361
Total past due loans	$13,313	$10,583	$10,701	$8,258	$8,678